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August  7, 2003

Great Lakes Capital Acceptance, LLC
27 East Monroe Street
Suite 700
Chicago, IL 60603

          Re: Form SB-2 Registration Statement Consent

Ladies and Gentlemen:

I, Mark D. Thompson, hereby consent to the use of my name and biographical information and any references to me as a nominee manager of Great Lakes Capital Acceptance, LLC (the "Company") in the Company's Registration Statement on Form SB-2 and/or related materials. The attached biographical information is true and correct in all material respects.


                                                  /s/ Mark D. Thompson
                                                 -------------------------------
                                                 Mark D. Thompson


                                                 -------------------------------
                                                 Title: Nominee Manager